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                                                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-113642, 333-62733 and 333-50910) and on Forms S-3 (File
Nos. 333-109391, 333-65536, 333-74172 and 333-96939) of LifePoint, Inc. and in
the related Prospectus of our report dated June 27, 2003, with respect to the financial statements of LifePoint, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2004.


                                                       /s/ Ernst & Young LLP
                                                       ---------------------

Orange County, California
June 24, 2004